Exhibit 99.1

TuHURA Biosciences, Inc. Announces $15.6 Million Registered Direct Offering

TAMPA, Fla., Dec. 9, 2025 — TuHURA Biosciences, Inc. (NASDAQ:HURA) (“TuHURA” or the “Company”), a Phase 3 immuno-oncology company developing novel therapeutics to overcome resistance to cancer immunotherapy, today announced that it has entered into a definitive agreement for the purchase of an aggregate of 9,462,423 shares of its common stock, Series A warrants to purchase up to an aggregate of 9,462,423 shares of its common stock and Series B warrants to purchase up to an aggregate of 9,462,423 shares of its common stock, at a purchase price of $1.65 per share and accompanying warrants in a registered direct offering. The warrants will have an exercise price of $1.95 per share and will be exercisable beginning six months after the date of issuance.

H.C. Wainwright & Co. is acting as the exclusive lead placement agent for the offering. Rodman & Renshaw LLC is acting as co-placement agent for the offering.

The closing of the offering is expected to occur in three tranches. The first closing of the offering is expected to occur on or about December 10, 2025, subject to satisfaction of customary closing conditions. At the first closing, the Company will issue an aggregate of 5,219,999 shares of its common stock, Series A warrants to purchase up to an aggregate of 5,219,999 shares of its common stock and Series B warrants to purchase up to an aggregate of 5,219,999 shares of its common stock. The second closing of the offering is expected to occur by no later than January 30, 2026. At the second closing, the Company will issue an aggregate of 3,030,303 shares of its common stock, Series A warrants to purchase up to an aggregate of 3,030,303 shares of its common stock and Series B warrants to purchase up to an aggregate of 3,030,303 shares of its common stock. The third closing of the offering is expected to occur by no later than February 27, 2026. At the third closing, the Company will issue an aggregate of 1,212,121 shares of its common stock, Series A warrants to purchase up to an aggregate of 1,212,121 shares of its common stock and Series B warrants to purchase up to an aggregate of 1,212,121 shares of its common stock. The Series A warrants will expire five and one-half years from the date of the first closing and the Series B warrants will expire twenty-four months from the date of the first closing.

The gross proceeds to the Company are expected to be approximately $8.6 million from the first closing of the offering, approximately $5 million from the second closing of the offering and approximately $2 million from the third closing of the offering, before deducting the placement agents’ fees and other offering expenses payable by the Company. The Company currently intends to use the net proceeds from the offering for working capital, satisfaction of the Company’s $3.4 million bridge note obligation to the Matthew Nachtrab Revocable Trust, and general corporate purposes. The bridge note obligation bears interest at a rate of 3% per month and requires repayment on the earlier of December 31, 2025 or on the date that is 30 days following the successful closing of an equity financing in which the Company receives gross cash proceeds in excess of $12,000,000.

The securities described above are being offered pursuant to a “shelf” registration statement (File No. 333-291239) filed with the Securities and Exchange Commission (“SEC”) on November 3, 2025, which became effective automatically on November 22, 2025. The offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. The prospectus supplement and the accompanying prospectus relating to the securities being offered will be filed with the SEC and be available at the SEC’s website at www.sec.gov. Electronic copies of the prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained, when available, by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by telephone at (212) 856-5711 or e-mail at placements@hcwco.com and Rodman & Renshaw LLC at 600 Lexington Avenue, 32nd Floor, New York, NY 10022, by telephone at (212) 540-4414, or by email at info@rodm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About TuHURA Biosciences, Inc.

TuHURA Biosciences, Inc. (Nasdaq: HURA) is a Phase 3 immuno-oncology company developing novel technologies to overcome primary and acquired resistance to cancer immunotherapy, two of the most common reasons cancer immunotherapies fail to work or stop working in the majority of patients with cancer.

TuHURA’s lead innate immune agonist, IFx-2.0, is designed to overcome primary resistance to checkpoint inhibitors. TuHURA has initiated a single randomized placebo-controlled Phase 3 registration trial of IFx-2.0 administered as an adjunctive therapy to Keytruda® (pembrolizumab) compared to Keytruda® plus placebo in first-line treatment for advanced or metastatic Merkel Cell Carcinoma.

In addition to its innate immune agonist product candidates, TuHURA acquired TBS-2025 in its merger with Kineta Inc. on June 30, 2025. TBS-2025 is a VISTA inhibiting mAb moving into Phase 2 development in mutNPM1 r/r AML. In addition, TuHURA is leveraging its Delta Opioid Receptor technology to develop first-in-class, bi-specific antibody drug conjugates and antibody peptide conjugates targeting Myeloid Derived Suppressor Cells to inhibit their immune-suppressing effects on the tumor microenvironment to prevent T cell exhaustion and acquired resistance to checkpoint inhibitors and cellular therapies.

For more information, please visit www.tuhurabio.com and connect with TuHURA on Facebook, X, and LinkedIn.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 27A of the Securities Act, Section 21E of the Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,”

“intend,” “could,” “should,” “would,” “project,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions. Examples of such forward-looking statements include but are not limited to express or implied statements regarding TuHURA’s expectations, hopes, beliefs, intentions or strategies regarding the future and include, without limitation, statements regarding the completion of the offering, the satisfaction of customary closing conditions related to the offering and the intended use of net proceeds from the offering. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ fmaterially from those set forth in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are described in detail in our registration statements, reports and other filings with the SEC, which are available on the combined company’s website, and at www.sec.gov.

The forward-looking statements and other information contained in this press release are made as of the date hereof, and TuHURA does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws. Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy any securities.

Investor Contact:

Monique Kosse

Gilmartin Group

Monique@GilmartinIR.com